UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2011

Puda Coal, Inc.
(Exact name of registrant as specified in its charter)

333-85306
(Commission File Number)

Delaware	65-1129912
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

 426 Xuefu Street, Taiyuan, Shanxi Province,
The People’s Republic of China
(Address of principal executive offices, with zip code)

011 86 351 228 1302
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 20, 2011, Puda Coal, Inc. (NYSE Amex: PUDA) (the “Company”) received a notice from NYSE Amex LLC (the “Exchange”) informing the Company that it failed to satisfy the Exchange’s continued listing standards by not timely filing its Form 10-Q for the quarter ended March 31, 2011, specifically Sections 134 and 1101 of the NYSE Amex Company Guide (the “Company Guide”) and the Company’s listing agreement with the Exchange.  In order to maintain its listing, the Company must submit a plan of compliance by July 5, 2011 to demonstrate its ability to regain compliance with the applicable continued listing standards by no later than September 20, 2011.  In addition, the Exchange has requested that the Company provide a comprehensive update regarding the Audit Committee’s investigation into certain previously-reported allegations regarding Mr. Ming Zhao, the Chairman and controlling stockholder of the Company.  If the plan is accepted, the Company will remain listed during the plan period, during which time it will be subject to periodic review to determine whether it is making progress consistent with the plan.  According to the letter, if the Company does not submit a plan of compliance, or submit a plan that is not accepted, it will be subject to delisting proceedings.  Furthermore, if the plan is accepted but the Company is not in compliance with the continued listing standards by September 20, 2011, or does not make progress consistent with the plan during the plan period, the Exchange staff will initiate delisting proceedings as appropriate.  The Company may appeal a staff determination to initiate delisting proceedings.

The Company is currently considering its responses to the Exchange.  Trading in the Company's stock has been halted by the Exchange since April 11, 2011.

Item 8.01 Others

On June 24, 2011, the Company issued a press release announcing its receipt of notice from the Exchange of a failure to satisfy certain of the Exchange’s continued listing standards.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits.

(99)	Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this report.

Exhibit No.	Description

99.1	Press Release dated June 24, 2011 regarding the receipt of notice from NYSE Amex of a failure to satisfy certain continued listing standards

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUDA COAL, INC.

Date: June 24, 2011	By:	/s/ Qiong Wu
Qiong Wu
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 24, 2011 regarding the receipt of notice from NYSE Amex of a failure to satisfy certain continued listing standards